UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2018

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 16, 2018, the stockholders of Sysco Corporation (“Sysco” or the “Company”) approved the adoption of the Sysco Corporation 2018 Omnibus Incentive Plan as successor to Sysco’s 2013 Long-Term Incentive Plan at the Company’s 2018 Annual Meeting of Stockholders held on November 16, 2018 (the “Annual Meeting”). The description of the material terms and conditions of the Sysco Corporation 2018 Omnibus Incentive Plan is set forth on pages 81 through 90 of the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 5, 2018 and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2019 Annual Meeting of Stockholders. Thomas L. Bené was re-elected with 95.59% of the votes cast, Daniel J. Brutto was re-elected with 99.35% of the votes cast, John M. Cassaday was re-elected with 97.13% of the votes cast, Joshua D. Frank was re-elected with 99.04% of the votes cast, Larry C. Glasscock was re-elected with 96.21% of the votes cast, Bradley M. Halverson was re-elected with 99.21% of the votes cast, John M. Hinshaw was re-elected with 99.54% of the votes cast, Hans-Joachim Koerber was re-elected with 99.36% of the votes cast, Nancy S. Newcomb was re-elected with 98.56% of the votes cast, Nelson Peltz was re-elected with 97.63% of the votes cast, Edward D. Shirley was re-elected with 98.98% of the votes cast and Sheila G. Talton was re-elected with 98.15% of the votes cast. The stockholders also approved the adoption of the Sysco Corporation 2018 Omnibus Incentive Plan by 92.63% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2018 proxy statement, was approved by 96.24% of the votes cast. The ratification of the appointment of the independent registered public accounting firm for fiscal 2019 was approved by 97.93% of the votes cast. The stockholder proposal regarding a policy limiting accelerated vesting of equity awards upon a change in control was not approved by stockholders, receiving approximately 33.04% of the votes cast.

With respect to each item, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each item except the approval of the Sysco Corporation 2018 Omnibus Incentive Plan. New York Stock Exchange rules require that the proposal to approve the adoption of the Sysco Corporation 2018 Omnibus Incentive Plan receive a majority of the votes cast, whether for, against or abstain. Accordingly, abstentions were counted as votes against with respect to this proposal.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Against	Total Votes Cast	Abstentions	Broker Non- Votes
Thomas L. Bené	370,790,442	17,117,199	387,907,641	4,532,067	72,867,065
Daniel J. Brutto	389,005,167	2,562,280	391,567,447	872,261	72,867,065
John M. Cassaday	380,086,409	11,213,746	391,300,155	1,139,553	72,867,065
Joshua D. Frank	387,685,278	3,770,519	391,455,797	983,911	72,867,065
Larry C. Glasscock	376,706,062	14,842,836	391,548,898	890,810	72,867,065
Bradley M. Halverson	388,399,083	3,108,374	391,507,457	932,251	72,867,065
John M. Hinshaw	389,713,976	1,819,490	391,533,466	906,242	72,867,065
Hans-Joachim Koerber	389,034,241	2,502,004	391,536,245	903,463	72,867,065
Nancy S. Newcomb	385,978,161	5,630,830	391,608,991	830,717	72,867,065
Nelson Peltz	382,177,148	9,274,876	391,452,024	987,684	72,867,065
Edward D. Shirley	387,569,938	3,974,532	391,544,470	895,238	72,867,065
Sheila G. Talton	384,383,445	7,242,403	391,625,848	813,860	72,867,065

Proposal 2 – Approval of the adoption of the Sysco Corporation 2018 Omnibus Incentive Plan as a successor to Sysco’s 2013 Long-Term Incentive Plan

Votes For	Votes Against	Votes Abstain	Votes Cast	Broker Non-Votes
363,522,506	27,433,796	1,483,406	392,439,708	72,867,065

Proposal 3 – Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2018 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
375,784,317	14,693,734	390,478,051	1,961,657	72,867,065

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2019

Votes For	Votes Against	Votes Cast	Abstentions
454,617,328	9,625,797	464,243,125	1,063,648

Proposal 5 – Stockholder proposal regarding a policy limiting accelerated vesting of equity awards upon a change in control

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
128,803,222	260,991,730	389,794,952	2,644,756	72,867,065

SECTION 8.01 – OTHER EVENTS

Item 8.01 Other Events

On November 15, 2018, the Board of Directors of Sysco Corporation elected Edward D. Shirley as independent Lead Director, effective today. This follows the retirement of Jackie M. Ward and the election of Thomas L. Bené as Sysco’s Chairman of the Board. The Company announced the decision in a press release dated November 16, 2018, attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 16, 2018	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and
Corporate Secretary